                                                                      EXHIBIT 11

                      ELECTRONIC TELE-COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
      THREE-MONTH AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002


Earnings net of dividends paid (undistributed earnings) are allocated equally per share to weighted average Class A shares, as adjusted for the dilutive effect of stock options using the treasury stock method, and weighted average Class B shares outstanding during the year. Earnings per Class A and Class B common share were computed, as shown in the table below, by adding dividends paid per Class A and Class B common share (distributed earnings) to undistributed earnings.

The following table sets forth the computation of basic and diluted earnings per share:


                                                                  THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                     SEPTEMBER 30                          SEPTEMBER 30
                                                               2003                2002              2003                2002
                                                            ------------------------------       -------------------------------
Numerator for basic and diluted earnings per share:
  Net earnings (loss)                                       $   102,292       $  (235,356)       $  (496,127)       $  (343,977)
  Less dividends paid:
   Class A common                                                     -                 -                  -                  -
   Class B common                                                     -                 -                  -                  -
                                                            -----------       -----------        -----------        -----------
    Undistributed earnings (loss)                           $   102,292       $  (235,356)       $  (496,127)       $  (343,977)

Denominator for basic and diluted earnings per share:
  Weighted average shares:
   Class A common                                             2,009,149         2,009,149          2,009,149          2,009,149
   Class B common                                               499,998           499,998            499,998            499,998
                                                            -----------       -----------        -----------        -----------
    Total                                                     2,509,147         2,509,147          2,509,147          2,509,147

Calculation of basic and diluted earnings per share:
  Class A common:
   Distributed earnings                                     $         -       $         -        $         -        $         -
   Undistributed earnings (loss)                                   0.04             (0.09)             (0.20)             (0.14)
                                                            -----------       -----------        -----------        -----------
    Basic and diluted
     earnings (loss) per share                              $      0.04       $     (0.09)       $     (0.20)       $     (0.14)
                                                            ===========       ===========        ===========        ===========

  Class B common:
   Distributed earnings                                     $         -       $         -        $         -        $         -
   Undistributed earnings (loss)                                   0.04             (0.09)             (0.20)             (0.14)
                                                            -----------       -----------        -----------        -----------
    Basic and diluted
     earnings (loss) per share                              $      0.04       $     (0.09)       $     (0.20)       $     (0.14)
                                                            ===========       ===========        ===========        ===========



Options to purchase shares of Class A common stock under the Company's Nonqualified Stock Option Plan were outstanding during the three-month and nine-month periods ended September 30, 2003 and 2002. However, these shares were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive. The number of shares excluded from the computation were 206,000 for the 2003 periods and 221,700 for the 2002 periods.